EXHIBIT 10.1

Execution Version

LIMITED CONSENT AND WAIVER

TO CREDIT AGREEMENT

THIS LIMITED CONSENT AND WAIVER TO CREDIT AGREEMENT, dated as of January 24, 2019 (this “Consent”), is by and among GREIF, INC., a Delaware corporation (the “Company”), the Lenders party hereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Company, certain Subsidiaries of the Company from time to time party thereto, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of November 3, 2016 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, on December 20, 2018, Greif Packaging LLC, a Delaware limited liability company and Greif USA II LLC, a Delaware limited liability company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Paperboard Parent, Inc., a Delaware corporation and the parent of Caraustar (as defined below), and a representative of the sellers, pursuant to which the Company will acquire (the “Caraustar Acquisition”) Caraustar Industries, Inc. and its respective subsidiaries (collectively, “Caraustar”) for a purchase price of $1.8 billion in cash, subject to adjustments as set forth in the Merger Agreement;

WHEREAS, the Company has informed the Administrative Agent and the Lenders that it intends to (a) issue and sell up to an aggregate principal amount of senior unsecured notes (the “Notes”) in a public offering or in a Rule 144A or other private placement yielding up to $700.0 million in gross cash proceeds, which Notes will be guaranteed by certain U.S. Subsidiaries of the Company (the “Notes Offering”) and (b) use the net proceeds from the Notes Offering, together with cash on hand and borrowings under the Credit Agreement, to finance the Caraustar Acquisition, repay or otherwise refinance certain existing Indebtedness of the Company and its Subsidiaries and pay related fees and expenses (the Credit Agreement, as the same may be amended or amended and restated in connection with the foregoing, including to, among other things, permit the Caraustar Acquisition and the Notes, the “Credit Agreement Amendment”);

WHEREAS, the Company intends to issue the Notes on or prior to the closing of the Caraustar Acquisition (and prior to any Credit Agreement Amendment) and, as such, should the Notes Offering occur prior to the closing of the Caraustar Acquisition (and prior to any Credit Agreement Amendment), then substantially concurrently with such closing of the Notes Offering, (a) the initial purchasers of the Notes will deposit the net proceeds of the Notes Offering into an escrow account (the “Escrow Account”), (b) the Company will deposit (or cause to be deposited) into the Escrow Account an additional amount in cash, which together with such net proceeds, would be sufficient to pay the full redemption amount, including accrued and unpaid interest, if any, to the extent the Caraustar Acquisition does not occur and the Notes must be redeemed (the deposit of such additional amount, the “Interest Deposit”) and (c) the Company will grant a security interest in the Escrow Account and the cash proceeds therein to the Note holders to secure the Company’s redemption and other payment obligations in respect of the Notes (the foregoing, the “Notes Escrow Transactions”); and

WHEREAS, the Required Lenders are willing to consent to the Notes Offering and the substantially simultaneous Notes Escrow Transactions, in each case, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

LIMITED CONSENT AND WAIVER

1.1    Limited Consent to Note Issuance and Escrow. Upon the Consent Effective Date and notwithstanding applicable terms and provisions of the Credit Agreement and the other Loan Documents to the contrary, for the period (the “Limited Consent Period”) (a) commencing as of the Consent Effective Date and (b) ending as of the earlier of (i) the date that the Notes are redeemed by the Company following the Company’s notification to the trustee under the indenture under which the Notes are issued that the Caraustar Acquisition will not be consummated or otherwise announce that the Merger Agreement has been terminated (such redemption of the Notes, the “Mandatory Redemption”) and (ii) the effective date of any Credit Agreement Amendment executed and delivered in connection with the consummation of the Caraustar Acquisition, the Administrative Agent and the Lenders party hereto hereby (A) consent to the Company and its Subsidiaries undertaking the Notes Offering, making the Interest Deposit and effecting the Notes Escrow Transactions, (B) consent to the Company granting a first priority security interest in the Escrow Account and the cash proceeds therein to the Note holders (and using such proceeds during the Limited Consent Period to make interest payments under the Notes), and (C) otherwise grant a limited waiver of the terms and provisions of the Loan Documents that would otherwise prohibit or otherwise restrict the Company and its Subsidiaries from undertaking the Notes offering and making interest payments thereunder and effecting the Notes Escrow Transactions (including, for the avoidance of doubt, any breach of any provision of Article VII of the Credit Agreement that would otherwise result from any of the foregoing); provided that the Company acknowledges and agrees that (x) none of the terms and conditions relating to the Escrow Account (as in effect on the date of the initial deposit of proceeds of the Notes) may be amended, modified or otherwise waived in a manner that is materially adverse to the interest of the Lenders unless consented to by the Administrative Agent and the Required Lenders (and any such amendment, modification or waiver without such consent shall constitute an Event of Default under the Credit Agreement), (y) subject to Section 1.3, with this Consent, the Administrative Agent and the Lenders are not committing to enter into any Credit Agreement Amendment and/or any other amendment, modification, or waiver of the Credit Agreement and the terms and provisions thereof, which shall in any case be subject to the discretion and approval of Administrative Agent and each Lender and (z) upon the expiration of the Limited Consent Period, to the extent the Loan Parties, the Administrative Agent and the Lenders have not negotiated the Credit Agreement Amendment to execution, (i) the Company shall redeem (or cause the redemption of) the Notes in full with the proceeds from the Escrow Amount and (ii) to the extent the Notes are not so redeemed in accordance with the term thereof pursuant to clause (i) upon such expiration of the Limited Consent Period, notwithstanding the waiver and consent set forth in this Section, it shall be deemed to be an Event of Default, and the Administrative Agent and the Lenders shall have the right to exercise any and all of their rights and remedies in accordance with the terms of the Credit Agreement and the other Loan Documents with respect to such Event of Default or any other Default or Event of Default related thereto immediately and without any further passage of time.

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1.2    Effectiveness of Consent. This Consent shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default of which the Lenders have not been informed by the Company or any of the other Loan Parties or (b) affect the right of the Lenders to demand compliance by the Loan Parties with all terms and conditions of the Loan Documents, except as specifically agreed and otherwise consented to by this Consent.

1.3    Commitment Letter. Notwithstanding anything to the contrary herein, nothing in this Consent shall be deemed to be an amendment of the terms of, or a release or waiver of any rights of the Company under, that certain Amended and Restated Commitment Letter, dated as of January 14, 2019 (including the annexes attached thereto, the “Commitment Letter”), from certain of the Lenders and the other financial institutions party thereto (collectively, the “Commitment Parties”) to the Company, or to relieve any of the Commitment Parties of their obligations thereunder, all of which remain outstanding.

ARTICLE II

EFFECTIVENESS

This Consent shall become effective as of the day and year set forth above (the “Consent Effective Date”) upon receipt by the Administrative Agent of a copy of this Consent, duly executed by the Company and the Required Lenders.

ARTICLE III

MISCELLANEOUS

3.1    Terms of Loan Documents. On and after the Consent Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as modified by this Consent. Except as specifically modified hereby or otherwise consented, the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their respective terms.

3.2    Representations and Warranties. The Company represents and warrants as follows:

(a)    The Company has the corporate power and authority to execute and deliver this Consent and to perform its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance by it of this Consent. The Company has duly executed and delivered this Consent, and it constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(b)    After giving effect to this Consent, no Default or Event of Default exists.

3.3    Loan Document. This Consent shall constitute a Loan Document under the terms of the Credit Agreement.

3.4    Expenses. The Company agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Consent, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

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3.5    Entirety. Subject to Section 1.3, this Consent and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.6    Counterparts; Telecopy. This Consent may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Consent or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Consent. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

3.7    GOVERNING LAW. THIS CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

3.8    Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.9    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Consent to be duly executed on the date first above written.

GREIF, INC.

By:	/s/ David Lloyd
Name:	David Lloyd
Title:	Vice President and Treasurer

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION,
as Administrative Agent

	By:	/s/ Eric B. Bergeson
	Name:	Eric B. Bergeson
	Title:	Authorized Officer

LENDERS:	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Eric B. Bergeson
	Name:	Eric B. Bergeson
	Title:	Authorized Officer

BANK OF AMERICA, N.A.,
as a Lender

	By:	/s/ Michael G. Kousaie
	Name:	Michael G. Kousaie
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender and a L/C Issuer

	By:	/s/ Andrew G. Payne
	Name:	Andrew G. Payne
	Title:	Director

CITIZEN BANK, N.A.,
as a Lender

	By:	/s/ Victor Notaro
	Name:	Victor Notaro
	Title:	Senior Vice President

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH
as a Lender

	By:	/s/ Timothy J. Devane
	Name:	Timothy J. Devane
	Title:	Executive Director

	By:	/s/ William Binder
	Name:	William Binder
	Title:	Executive Director

ING BANK N.V. DUBLIN BRANCH,
as a Lender

By:	/s/ Sean Hassett
Name:	Sean Hassett
Title:	Director

By:	/s/ Ciaran Dunne
Name:	Ciaran Dunne
Title:	Director

MUFG BANK, LTD. (f/k/a THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.)
as a Lender

By:	/s/ Samantha Schumacher
Name:	Samantha Schumacher
Title:	Authorized Signatory

TD BANK, N.A.,
as a Lender

By:	/s/ Michele Dragonetti
Name:	Michele Dragonetti
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Matthew Fisher
Name:	Matthew Fisher
Title:	Vice President

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ Ryan T. Hamilton
Name:	Ryan T. Hamilton
Title:	Vice President

Citibank, N.A.,
as a Lender

By:	/s/ Millie Schild
Name:	Millie Schild
Title:	Vice President

HSBC Bank USA, National Association,
as a Lender

By:	/s/ Fik Durmus
Name:	Fik Durmus
Title:	Director

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Marcel Fournier
Name:	Marcel Fournier
Title:	Senior Vice President

PNC Bank, National Association,
as a Lender

By:	/s/ Douglas H. Klamfoth
Name:	Douglas H. Klamfoth
Title:	Senior Vice President

THE HUNTINGTON NATIONAL BANK,
as a Lender

By:	/s/ John Ford
Name:	John Ford
Title:	Senior Vice President

AGFIRST FARM CREDIT BANK,
as a Lender

By:	/s/ Matt Jeffords
Name:	Matt Jeffords
Title:	Vice President

Compeer Financial, PCA, as a Lender

By:	/s/ Graham J. Dee
Name:	Graham J. Dee
Title:	Director, Capital Markets